EXHIBIT 10.48



              AMENDMENT NO. 1 TO STOCK FOR STOCK EXCHANGE AGREEMENT
              -----------------------------------------------------



     This AMENDMENT NO. 1 (the "Amendment") is made and entered into as of the 13th day of February, 2002, by and among The Bio Balance Corp., a Delaware corporation ("Bio Balance"), for itself and for the benefit of the shareholders and warrantholders of Bio Balance, and New York Health Care, Inc., a New York corporation ("NYHC").

     WHEREAS, Bio Balance and NYHC (the "Parties") entered into a "Stock For Stock Exchange Agreement" dated October 11, 2001 ("Agreement"); and

     WHEREAS, the Parties have agreed to amend the Agreement as provided for in this Amendment;

     NOW, THEREFORE, for and in consideration of the premises and the mutual promises made in the Agreement and in this Amendment and in consideration of the covenants, representations, warranties and conditions set forth therein and herein, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:


1.   Article  2.1  of  the  Agreement  is  hereby  amended to read as follows:


          "2.1. THE CLOSING. Subject to the conditions precedent contained herein, the Exchange ("Closing") shall take place at the offices of Scheichet & Davis, P.C., 800 Third Avenue, 29th Floor, New York, NY 10022 at 1:00 p.m. (local time) at a date mutually agreed between the parties not later than August 13, 2002 (the "Closing Date")."


2.   Article  3.1  of  the  Agreement  is  hereby  amended to read as follows:


          "3.1.     NASDAQ  APPROVAL.  NYHC shall promptly submit this Agreement and other documents delivered herewith to The Nasdaq Stock Market, Inc. ("NASDAQ") pursuant to the rules and regulations governing companies with a class of stock listed for trading on the NASDAQ SmallCap Market ("Smallcap"). As of the Closing, NYHC must receive "no objections" from NASDAQ for the Exchange and other transactions set forth in this Agreement, subject only to NYHC obtaining the approval of NYHC Shareholders of the Exchange ("NASDAQ Approval"). The NASDAQ Approval may be conditioned on NYHC being required to apply for a SmallCap listing based on NASDAQ's "new listing" requirements.


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3.   Article  3.2a.(v) and 3.2b.of the  Agreement  are hereby amended to read as follows:


          "3.2.     SHAREHOLDER  CONSENT.

          a. (v) The approval of an amendment to the New York Health Care, Inc. Performance Incentive Plan (the "Stock Option Plan") authorizing the reservation of an additional 2,230,000 shares of the Company's $.01 par value common stock for issuance under the Stock Option Plan after the meeting of the NYHC Shareholders referred to in Article 3.2b. below.

          b.     Proxy  Statement.  NYHC  will  file  a  Form  S-4  Registration
                 ----------------
     Statement (the "Registration Statement") with the Securities and Exchange Commission as promptly as reasonably possible. The Company further covenants to use its best efforts to prosecute the Registration Statement to an "effective date" to enable the meeting of NYHC Shareholders to be held on or before the Closing Date."


4.   Article  3.4  of  the  Agreement  is  hereby  amended to read as follows:


          "3.4. PRIVATE PLACEMENT. Bio Balance shall complete a private placement of its common stock on the terms more particularly described in
     Schedule 3.4 ("Private Placement") at Bio Balance's sole cost and expense in which it shall raise not less than $6,000,000 of gross proceeds prior to the Closing Date. NYHC shall cooperate with Bio Balance in the preparation of the documents necessary to conduct the Private Placement and all filings required to be made in connection with the Private Placement. All proceeds from the Private Placement will be employed to pay expenses of the Private Placement and then exclusively for use by Bio Balance in furtherance of its business. "


5.   Schedule  3.5a  of  the  Agreement  is hereby amended to read as follows:


                                 "SCHEDULE 3.5A

                                   NYHC LOCKUP


     1,501,985 NYHC Common Shares owned by Jerry Braun and Jacob Rosenberg will be restricted from sale, transfer or hypothecation until 120 days after the effective date of the S-4 Registration Statement referred to in Section 3.3 of the Agreement (the "Effective Date"), provided all such Shares owned and transferred by them which Share are subject to the irrevocable proxies described in Section 3.2(c) remain subject to the irrevocable proxies through the Closing Date or termination of this Agreement. Thereafter, for so long as each such holder is a director of NYHC each calendar month, each such holder may convey not more than 10% of the NYHC Common Shares owned by him on the Effective Date.

     Each such holder may transfer NYHC Common Shares owned by them as of the date of this Agreement to family trusts and registered charities provided such transferred NYHC Common Shares remain subject to restriction from further sale,


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transfer  or hypothecation until 120 days after the Effective Date.  Thereafter, for so long as each such holder is a director of NYHC each calendar month, each such transferee may convey not more than 10% of the NYHC Common Shares received by the transferee. The foregoing notwithstanding, registered charities who receive NYHC Common Shares may sell up to 1,000 NYHC Shares per trading day commencing on the Effective Date and until 120 days thereafter."


6. The execution, delivery and performance of this Amendment has been duly authorized, adopted and approved by the Parties. Each of the Parties has taken all necessary corporate action and has all of the necessary corporate power to enter into this Amendment and to consummate the transactions described in this Amendment. This Amendment has been duly and validly executed and delivered by an authorized officer of each of the Parties and is the valid and binding obligation of each of the Parties, enforceable against each of them in accordance with its terms.

7. All of the other provisions, terms and conditions of the Agreement and the schedules annexed thereto remain unimpaired and in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                       THE  BIO  BALANCE  CORP.
Attest:

/S/  Jeanne  Quinto                    By:  /S/  Paul  Stark
-----------------------------             -------------------------------
 Jeanne Quinto, Secretary                   Paul  Stark

                                       Its:  President  and  Director
                                           ------------------------------


                                       NEW  YORK  HEALTH  CARE,  INC.
Attest:

/S/  Jacob  Rosenberg                  By:  /S/  Jerry  Braun
-----------------------------             -------------------------------
Jacob  Rosenberg,                           Jerry  Braun
Secretary

                                       Its:  President  and  CEO
                                           ------------------------------


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